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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

     J&L America, Inc., a Michigan corporation d/b/a J&L Industrial Supply


        Strelinger Company, a Michigan corporation



        Mill & Abrasive Supply, Inc., a Michigan corporation